                                                                     Exhibit 2.2

===============================================
           CLOSING STATEMENT INFORMATION
===============================================

Property Name:   REGENCY PARK SHOPPING CENTER

Seller:          REGENCY PARK ASSOCIATES
                 an Illinois general partnership

Purchaser:       NEW PLAN REALTY TRUST
                 a Massachusetts business trust

Proration Date:  6/15/97

Proration as of: 11:59 PM, SUNDAY JUNE 15, 1997

Closing Date:    6/16/97

Closing as of:   MONDAY JUNE 16, 1997

Tax Begin Date:  1/1/97

Tax End Date:    12/31/97

Month Begin Date 6/1/97

Month End Date   6/30/97

                               CLOSING STATEMENT
                                  FOR SALE OF
                         REGENCY PARK SHOPPING CENTER

-------------------------------------------------------------------------------
SELLER:           REGENCY PARK ASSOCIATES
                  an Illinois general partnership

PURCHASER:        NEW PLAN REALTY TRUST
                  a Massachusetts business trust

PRORATION DATE:   11:59 PM, SUNDAY JUNE 15, 1997

CLOSING (FUNDING) MONDAY JUNE 16, 1997
-------------------------------------------------------------------------------

                                                                 CREDIT             CREDIT
                                                              PURCHASER             SELLER
                                                              ---------             ------
PURCHASE PRICE                                                               19,325,000.00

EARNEST MONEY (held by Chicago Title Insurance Company)      300,000.00

INTEREST ON EARNEST MONEY                                           POC

PRO-RATE REAL ESTATE TAXES                                   122,542.98
     [See Schedule A]

PRO-RATE JUNE, 1997 RETAIL LEASE CHARGES                      97,948.93
     [See Schedule D]

TENANT PREPAID RENTS                                          32,345.16
     [See Schedule B]

PRO-RATE SERVICE CONTRACTS                                                        1,713.61
     [See Schedule C]

TENANT ALLOWANCES                                             44,964.40
     [See Schedule F]

LANDSCAPING CREDIT                                             4,260.00

                                                          -------------      -------------
     SUBTOTALS                                               602,061.47      19,326,713.61

CASH AMOUNT DUE TO SELLER                                 18,724,652.14
                                                          -------------      -------------
     TOTAL CREDITS                                        19,326,713.61      19,326,713.61
                                                          =============      =============


APPROVED:  SELLER                                        APPROVED:  PURCHASER

REGENCY PARK ASSOCIATES                                  NEW PLAN REALTY TRUST
an Illinois general partnership                          a Massachusetts business trust

By:                                                      By:




By:  ________________________________                    By:  ________________________________
Its:  ________________________________                   Its:  ________________________________

--------------------------------------------------------------------------------

                         REGENCY PARK SHOPPING CENTER

                          SOURCES AND USES STATEMENT

--------------------------------------------------------------------------------

                         PURCHASER'S SOURCES AND USES:
                         -----------------------------
BALANCE OF CASH TO BE FUNDED BY PURCHASER                                                                             18,724,652.14
                                                                                                                   ----------------

ADDITIONAL CASH OUTLAYS BY PURCHASER:

          TITLE CHARGES
               Title Insurance Extended Coverage (100%)                                                 55,325.00
               Goldstein Realty (Sub spot lease)                                                         3,016.00
               Escrow Fees (50%)                                                                           500.00
                                                                                                 ----------------

          PURCHASERS CLOSING COSTS                                                                                        58,841.00
                                                                                                                   ----------------

TOTAL CASH OUTLAY BY PURCHASER                                                                                        18,783,493.14
                                                                                                                   ================

------------------------------------------------------------------------------------------------------------------------------------


                         SELLER'S SOURCES AND USES:
                         -------------------------

EARNEST MONEY                                                                                                            300,000.00
CASH AMOUNT DUE TO SELLER                                                                                             18,724,652.14
                                                                                                                   ----------------

TOTAL SELLER'S  SOURCES                                                                                               19,024,652.14
                                                                                                                   ----------------
ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

                 Survey Fees (100%)                                                                      8,775.00
                 Transfer Stamps (100%)                                                                135,275.00
                 Escrow Fees (50%)                                                                         500.00
                                                                                                 ----------------
          SELLERS CLOSING COSTS                                                                                          144,550.00

BROKER COMMISSION PAYABLE TO BEN CARTER ASSOCIATES                                                                       386,500.00

LOAN PAYABLE TO THE TRAVELERS INSURANCE COMPANY                                                                       15,491,345.55

SECURITY DEPOSIT PAYMENT                                                                                                  39,566.48

LEGAL FEES PAYABLE TO KATTIN, MUCHIN & ZAVIS                                                                                    POC

LEGAL FEES PAYABLE TO ROSENBERG & LIEBENTRITT                                                                                   POC

                                                                                                                   ----------------
TOTAL CASH OUTLAY BY SELLER                                                                                           16,061,962.03
                                                                                                                   ----------------
BALANCE TO SELLER                                                                                                      2,962,690.11
                                                                                                                   ================


                                                            SCHEDULE A

------------------------------------------------------------------------------------------------------------------------------------
          REGENCY PARK SHOPPING CENTER
          PRO-RATE 1997 PROPERTY TAXES
          PRORATION MADE AS OF:         11:59 PM, SUNDAY JUNE 15, 1997

------------------------------------------------------------------------------------------------------------------------------------


          ACTUAL   1996 REAL ESTATE TAXES:
                   123030-1000-6 - REAL ESTATE TAXES                                                       269,380.39
                   18143-000-8 - PERSONAL PROPERTY TAXES                                                        66.53
                                                                                                        -------------
          TOTAL 1996 REAL ESTATE TAXES:                                                                    269,446.92

          ESTIMATED 1997 REAL ESTATE TAXES                                                                 269,446.92

          SELLER'S PRORATA SHARE OF 1997 TAXES                          166/365                                45.479%
                                                                                                        -------------

          SELLER'S SHARE OF 1997 TAXES                                                                     122,542.98

          LESS AMOUNT PAID BY SELLER                                                                              -
                                                                                                        -------------
          CREDIT DUE TO PURCHASER (SELLER):                                                                122,542.98
                                                                                                        =============



NOTES:
-----
     [1]  The 1996 Real Estate taxes are paid in full. The 1997 tax bill has not yet been received and the taxes will be reprorated based on the actual billed.


                                                            SCHEDULE B

------------------------------------------------------------------------------------------------------------------------------------

          REGENCY PARK SHOPPING CENTER
          TENANT PREPAID RENTS
          PRORATION MADE AS OF:   11:59 PM, SUNDAY JUNE 15, 1997

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                        AMOUNT
               MERCHANT NAME                                                                           PREPAID
        -----------------------------------------------------------------------------------------------------------
        AT & T WIRELESS                                                                                      4.63
        BABIES 'R' US                                                                                      332.38
        BAPTIST BOOKSTORE                                                                                  161.35
        LENSCRAFTERS                                                                                       171.55
        MARSHALL'S                                                                                         460.32
        OUTBACK STEAKHOUSE                                                                                 463.74
        SERVICE MERCHANDISE                                                                             29,867.13
        FAMOUS FOOTWARE                                                                                    320.07
        SALLY BEAUTY SUPPLY                                                                                341.40
        WALDENBOOKS                                                                                        222.59
                                                                                                     ------------

                 TOTAL PREPAID RENTS CREDITED TO PURCHASER                                                             32,345.16
                                                                                                                     ============


        NOTE:  The large prepaid balance for Service Merchandise is the result of the tenant's overpayment of its monthly Common
        Area charges for the period 1/95 - 6/97.


                                  SCHEDULE C

--------------------------------------------------------------------------------

REGENCY PARK SHOPPING CENTER
RECURRING PAYABLES PRORATION
PRORATION MADE AS OF:                          11:59 PM, SUNDAY JUNE 15, 1997
--------------------------------------------------------------------------------




                               SERVICE CONTRACTS
                                                                                          CREDIT DUE
                                                             BILLING PERIOD   # of DAYS    PURCHASER
VENDOR NAME                                    PAYMENT        BEGIN     END     CREDIT    or (SELLER)
-----------------------------------------------------------------------------------------------------

PAID BY SELLER:
Grass Master Lawn Care & Landscaping           (2,308.63)   06/01/97 06/30/97       15     (1,154.32)
Orkin (Pest Control)                             (140.58)   02/01/97 01/31/98      230        (88.58)
Orkin (Pest Control)                             (226.85)   02/01/97 01/31/98      230       (142.95)
ADT Security System (Sprinkler Service)        (2,160.27)   01/01/97 12/31/97      199     (1,177.79)
Florida Sound Engineering Company (Musak)         (58.95)   06/01/97 06/30/97       15        (29.48)
Clean Sweepers d/b/a Duval Sweeping              (425.70)   06/01/97 06/30/97       15       (212.85)
Bell South (ADT alarm system monitoring)         (105.41)   05/23/97 06/22/97        7        (23.80)
Browning Ferris (Trash Collection)                (48.51)   06/01/97 06/30/97       15        (24.26)
Bell South (Local phone sevice)                   (43.24)   05/20/97 06/19/97        4         (5.58)
                                                                                           ---------
                                               TOTAL CREDIT DUE TO PURCHASER (SELLER)      (2,859.61)
                                                                                           ---------
PAYABLE BY BUYER:

Intercon Security                               2,079.00    06/01/97 06/30/97       15      1,039.50
Orkin (Pest Control)                              213.00    06/01/97 06/30/97       15        106.50

                                               TOTAL CREDIT DUE TO PURCHASER (SELLER)       1,146.00
                                                                                           ---------
                                                NET CREDIT DUE TO PURCHASER (SELLER)       (1,713.61)
                                                                                           =========

                                              SCHEDULE D
--------------------------------------------------------------------------------------------------------
REGENCY PARK SHOPPING CENTER
RETAIL TENANTS MONTHLY CHARGES
PRORATION MADE AS OF:                         11:59 PM, SUNDAY JUNE 15, 1997
--------------------------------------------------------------------------------------------------------
                                                                                                   TOTAL
                              SUITE                   JUNE                          UTILITY         JUNE
     MERCHANT NAME           NUMBER        SF         RENT         CAM        RET     OTHER      CHARGES
--------------------------------------------------------------------------------------------------------
AT & T WIRELESS          75170-1352     2,470     2,470.00      195.54     228.48       -       2,894.00
BABIES 'R' US (A)        75170-1500    40,150    23,420.83    2,008.00        -         -      25,428.83
BAPTIST BOOKSTORE        75170-1116    10,640     8,086.40    1,500.00   1,012.00       -      10,598.40
BENEFICIAL               75170-1012     1,970     1,970.00      155.96     182.23       -       2,308.19
CHINA BUFFET             75170-1112     4,009     3,340.83      321.00     371.00       -       4,032.83
DAVID'S BRIDAL (B)       75170-1334     7,975     3,489.06      631.36     737.69       -       4,858.11
FAMOUS FOOTWEAR #334     75170-1342     5,208     5,208.00      218.00     490.00       -       5,916.00
JENNY CRAIG              75170-1326     1,717     1,717.00      130.00     160.25       -       2,007.25
LADIES SUITS             75170-1310     3,005     2,378.96      226.00     280.47       -       2,885.43
LENSCRAFTERS             75170-1128     6,075     7,340.63      460.00     572.00       -       8,372.63
MARSHALL'S (A)           75170-1200    28,326    18,293.88    1,425.63        -         -      19,719.51
MICHAELS (A)             75170-1300    21,784    13,106.71    1,394.00        -         -      14,500.71
NATIONS CREDIT           75170-1318     1,175     1,118.50      110.00     110.00       -       1,338.50
OUTBACK STEAKHOUSE       75170-1320     6,242     5,201.66      880.00     594.00    125.00     6,800.66
PRINCESS NAILS           75170-1104     1,603     1,335.83      121.00     151.00       -       1,607.83
RHODES (A,C)             75170-1100    85,000    23,906.25         -          -         -      23,906.25
REPP LTD. BIG & TALL     75170-1330     3,586     2,689.50      388.00     341.00       -       3,418.50
S & K FAMOUS BRANDS      75170-1122     5,189     3,026.92      393.00     488.00       -       3,907.92
SALLY BEAUTY SUPPLY      75170-1346     1,680     2,030.00      237.00     229.00     34.00     2,530.00
SERVICE MERCHANDISE (A)  75170-1400    47,200    29,166.67    2,372.00        -         -      31,538.67
SIZES UNLIMITED          75170-1348     3,493     4,075.17      267.00     332.00       -       4,674.17
STEVE WATREL, P.A.       75170-1106     1,603     1,666.67      121.00     154.00       -       1,941.67
TCBY YOGURT              75170-1006     1,101     1,101.00       77.00     150.00     22.18     1,350.18
WALDENBOOKS              75170-2P       7,200    12,708.33      545.00     685.00       -      13,938.33
                                     -------------------------------------------------------------------
                                      298,401   178,848.80   14,176.49   7,268.10    181.18   200,474.57
                                     ===================================================================

                                               SCHEDULE D
----------------------------------------------------------------------------------------------------------
REGENCY PARK SHOPPING CENTER
RETAIL TENANTS MONTHLY CHARGES
PRORATION MADE AS OF:                          11:59 PM, SUNDAY JUNE 15, 1997
----------------------------------------------------------------------------------------------------------
                                         PURCH.                   JUNE       TOTAL       TOTAL       TOTAL
                            CHARGES     PRORATA     BALANCE    CHARGES     BALANCE     SELLERS      PURCH.
     MERCHANT NAME             PAID       SHARE   PRIOR 6/1    BALANCE         O/S   SHARE O/S   SHARE O/S
----------------------------------------------------------------------------------------------------------
AT & T WIRELESS            2,894.00    1,447.00         -          -           -           -           -
BABIES 'R' US (A)         25,428.83   12,714.42         -          -           -           -           -
BAPTIST BOOKSTORE         10,598.40    5,299.20         -          -           -           -           -
BENEFICIAL                 2,308.19    1,154.10         -          -           -           -           -
CHINA BUFFET               4,032.83    2,016.42      761.09        -        761.09      761.09         -
DAVID'S BRIDAL (B)         4,858.11    2,429.06        8.28        -          8.28        8.28         -
FAMOUS FOOTWEAR #334       5,916.00    2,958.00         -          -           -           -           -
JENNY CRAIG                     -           -         45.71   2,007.25    2,052.96    1,049.33    1,003.63
LADIES SUITS               2,885.43    1,442.72      743.56        -        743.56      743.56         -
LENSCRAFTERS               8,372.63    4,186.32         -          -           -           -           -
MARSHALL'S (A)            19,719.51    9,859.76         -          -           -           -           -
MICHAELS (A)              14,500.71    7,250.36    3,621.55        -      3,621.55    3,621.55         -
NATIONS CREDIT             1,338.50      669.25       58.72        -         58.72       58.72         -
OUTBACK STEAKHOUSE         6,800.66    3,400.33         -          -           -           -           -
PRINCESS NAILS                79.38       39.69         -     1,528.45    1,528.45      764.22      764.23
RHODES (A,C)              23,906.25   11,953.13    2,696.22        -      2,696.22    2,696.22         -
REPP LTD. BIG & TALL       3,418.50    1,709.25      536.01        -        536.01      536.01         -
S & K FAMOUS BRANDS        3,907.92    1,953.96        7.68        -          7.68        7.68         -
SALLY BEAUTY SUPPLY        2,530.00    1,265.00         -          -           -           -           -
SERVICE MERCHANDISE (A)   31,538.67   15,769.34         -          -           -           -           -
SIZES UNLIMITED            4,674.17    2,337.09       36.26        -         36.26       36.26         -
STEVE WATREL, P.A.         1,941.67      970.84       33.43        -         33.43       33.43         -
TCBY YOGURT                  309.04      154.52         -     1,041.14    1,041.14      520.57      520.57
WALDENBOOKS               13,938.33    6,969.17         -          -           -           -           -
                         ---------------------------------------------------------------------------------
                         195,897.73   97,948.93    8,548.51   4,576.84   13,125.35   10,836.92    2,288.43
                         =================================================================================

(A) Tenant pays real estate taxes annually.
(B) Tenant has a rent abatement until 3/98.
(C) Tenant pays CAM monthly based on actual expenses - approx. $40,000 per year.

NOTE 1 - Tenants have not been billed for water and sewer for the period from March 26, 1997 through the proration date. This will be subject to reproration at a later date. The utility billing is estimated to be $3600.00.

NOTE 2 - Rhodes pays actual CAM charges in arrears. The CAM charges for May and June have not been billed and will be subject to reproration at a later date. Charges for May and first 12 days of June are estimated to be $4,745.00.

                                  SCHEDULE E

--------------------------------------------------------------------------------
REGENCY PARK SHOPPING CENTER
SECURITY DEPOSIT CREDIT
PRORATION MADE AS OF:             11:59 PM, SUNDAY JUNE 15, 1997
--------------------------------------------------------------------------------

                               SECURITY DEPOSITS

  MERCHANT NAME
  -------------
  China Buffet                                  8,325.35
  Jenny Craig                                   2,143.39
  Ladies Suits, Etc.                            2,744.57
  Nations Credit                                1,077.08
  Princess Nails                               13,449.59
  Repp Ltd. Big & Tall                          2,988.33
  Sub Spot                                      7,067.48
  TCBY Yogurt                                   1,770.69
                                               ---------

TOTAL SECURITY DEPOSITS CREDITED TO PURCHASER             39,566.48
                                                          =========
NOTE: (Payment from Alt. & Grey)

                                  SCHEDULE F

--------------------------------------------------------------------------------
REGENCY PARK SHOPPING CENTER
TENANT CONCESSIONS
PRORATION MADE AS OF:             11:59 PM, SUNDAY JUNE 15, 1997
--------------------------------------------------------------------------------

                                RENT ABATEMENT

                                                             ABATEMENT       ABATEMENT PERIOD  # of DAYS    PURCHASER
TENANT                                                       AMOUNT            BEGIN     END     CREDIT    CREDIT DUE
---------------------------------------------------------------------------------------------------------------------
David's Bridal - June 1997                                     3,489.07      06/01/97 06/30/97       15      1,744.54
David's Bridal - July 1997 - March 1998                       30,869.86      07/01/97 03/25/98      283     30,869.86
AT&T Wireless                                                 12,350.00      HAS NOT COMMENCED              12,350.00
                                                                                                            ---------

                                                             TOTAL CREDIT DUE TO PURCHASER                  44,964.40
                                                                                                            =========


                                  SCHEDULE G

--------------------------------------------------------------------------------
REGENCY PARK SHOPPING CENTER
LICENSES AND PERMITS
PRORATION MADE AS OF:             11:59 PM, SUNDAY JUNE 15, 1997
--------------------------------------------------------------------------------

                                         LICENSES AND PERMITS
                                                                                   CREDIT DUE
                                                    BILLING PERIOD    # of DAYS     PURCHASER
VENDOR NAME                             PAYMENT     BEGIN     END     CREDIT       or (SELLER)
----------------------------------------------------------------------------------------------
PAID BY SELLER:
Florida Dept of Revenue Registration    (50.00)     01/01/97 12/31/97      199         (27.26)
Florida Real Estate License Renewal     (24.25)     01/01/97 12/31/97      199         (13.22)
                                                                                       ------
                                    TOTAL CREDIT DUE TO PURCHASER (SELLER)             (40.48)
                                                                                       ======


                                  SCHEDULE H

------------------------------------------------------------------------------
REGENCY PARK SHOPPING CENTER
DELINQUENCY FROM FORMER TENANTS
PRORATION MADE AS OF:   11:59 PM, SUNDAY JUNE 15, 1997
------------------------------------------------------------------------------


                                                        AMOUNT
     MERCHANT NAME                                    OUTSTANDING
----------------------------------------------------------------------------------
     Clothestime                                         (11.60)
                                                          ------
     TOTAL DELINQUENT AMOUNT DUE SELLER                             (11.60)
                                                                    ======
